Exhibit 99.1

RockTenn and Smurfit-Stone Announce Early Termination of HSR Waiting Period

NORCROSS, Ga. & CREVE COEUR, Mo.--(BUSINESS WIRE)--February 7, 2011--RockTenn (NYSE: RKT) and Smurfit-Stone Container Corporation (NYSE: SSCC) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the previously announced acquisition of Smurfit-Stone Container Corporation by RockTenn.

The transaction remains subject to other customary closing conditions, including approval by the stockholders of both companies.

About RockTenn

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard and consumer and corrugated packaging, with annual net sales of $3 billion. RockTenn’s 10,400 employees are committed to exceeding their customers’ expectations – every time. The Company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

About Smurfit-Stone Container Corporation

Smurfit-Stone (NYSE:SSCC) is one of the industry's leading integrated containerboard and corrugated packaging producers and one of the world's largest paper recyclers. The Company is a member of the Sustainable Forestry Initiative®. Smurfit-Stone generated revenue of $6.3 billion in 2010; has led the industry in safety every year since 2001; and conducts its business in compliance with the environmental, health and safety principles of the American Forest & Paper Association.

Additional Information and Where to Find It

In connection with the proposed transaction, RockTenn and Smurfit-Stone Container Corporation will be filing documents with the Securities and Exchange Commission (the “SEC”), including the filing by RockTenn of a registration statement on Form S-4 that will include a joint proxy statement of RockTenn and Smurfit-Stone Container Corporation that also constitutes a prospectus of RockTenn. RockTenn and Smurfit-Stone Container Corporation stockholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information. The final joint proxy statement/prospectus will be mailed to stockholders of RockTenn and stockholders of Smurfit-Stone. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov, or by contacting RockTenn Investor Relations at (678) 291-7900 or Smurfit-Stone Container Corporation Investor Relations at (314) 656-5553.

Participants in the Merger Solicitation

RockTenn, Smurfit-Stone Container Corporation and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning RockTenn's executive officers and directors is set forth in its definitive proxy statement filed with the SEC on December 17, 2010. Information concerning Smurfit-Stone Container Corporation's executive officers and directors is set forth in its annual report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 2, 2010, and in its current report on Form 8-K filed on July 7, 2010. Additional information regarding the interests of participants of RockTenn and Smurfit-Stone Container Corporation in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from RockTenn and Smurfit-Stone Container Corporation using the contact information above.

CONTACT:
RockTenn
John Stakel, VP-Treasurer, (678) 291-7900
www.rocktenn.com
or
Smurfit-Stone Container Corporation
Lisa Esneault, Director of Communications and Public Affairs, (314) 656-5827
www.smurfit-stone.com